UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2016

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2016, ANI Pharmaceuticals, Inc. (the "Company") held its 2016 Annual Meeting of Stockholders. The following matters, all of which were set forth in the Company's proxy statement for the 2016 Annual Meeting, were voted on and approved by the Company's stockholders. The voting results for each proposal are set forth below.

1.	Election of the nominees listed below to serve on the Board of Directors of the Company for a term of one year.

Nominee	For	Withheld	Broker Non-Votes
1. Robert E. Brown, Jr.	6,831,152	162,167	2,523,509
2. Arthur S. Przybyl	6,936,085	57,234	2,523,509
3. Fred Holubow	6,954,895	38,424	2,523,509
4. Peter A. Lankau	6,956,601	36,718	2,523,509
5. Tracy L. Marshbanks, Ph.D.	6,928,741	64,578	2,523,509
6. Thomas A. Penn	6,828,889	164,430	2,523,509
7. Daniel Raynor	6,578,605	414,714	2,523,509

2.	Approval of the Company's 2016 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
6,927,867	48,193	17,259	2,523,509

3.	Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
9,474,808	24,970	17,050	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
Stephen P. Carey
Vice President and Chief Financial Officer
Dated: May 26, 2016